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                                                                   Exhibit 10.17

                                                                  EXECUTION COPY

                               PIERRE FOODS, INC.

                           DEFERRED COMPENSATION PLAN

                                    ARTICLE I
                                  INTRODUCTION

         1.1 NAME. The name of this Plan shall be the "Pierre Foods, Inc. Deferred Compensation Plan." Unless otherwise expressly provided herein, the capitalized terms used in this Plan shall have the meanings set forth in Article II.

         1.2 PURPOSE. The purpose of this Plan is to reward certain employees of the Company and its Affiliates for their performance of past services. The Plan will terminate when all Deferred Stock Bonuses have been distributed. Accordingly, the Plan is intended to constitute a Bonus Program (as defined in DOL Reg. Section 2510.3.2(c)) which is exempt from the requirements of ERISA.

         1.3 ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee. The duties and authority of the Committee under the Plan shall include (i) the interpretation of the provisions of the Plan, (ii) the adoption of any rules and regulations which may become necessary or advisable in the operation of the Plan, (iii) the making of such determinations as may be permitted or required pursuant to the Plan and (iv) the taking of such other actions as may be required for the proper administration of the Plan in accordance with its terms. Any decision of the Committee with respect to any matter within the authority of the Committee shall be final, binding and conclusive upon the Company and upon each Participant, former Participant, designated beneficiary, and each Person claiming under or through any Participant or designated beneficiary. No additional authorization or ratification by the Board of Directors or stockholders of the Company shall be required. Any action taken by the Committee with respect to any one or more Participants shall not be binding on the Committee as to any action to be taken with respect to any other Participant. A member of the Committee may be a Participant, but no member of the Committee may participate in any decision directly affecting his rights or the computation of his benefits as an individual Participant under the Plan. Each determination required or permitted under the Plan shall be made by the Committee in the sole and absolute discretion of the Committee made in good faith.

                                   ARTICLE II
                                   DEFINITIONS

         2.1 "ACCOUNT" means a bookkeeping account maintained by the Company for a Participant's Deferred Stock Bonus under the Plan.

         2.2 "AFFILIATE" of any Person means any other Person, directly or indirectly controlling, controlled by or under common control with such Person.

         2.3 "AMENDMENT AND WAIVER" means the Amendment to the Employment Agreement between the Company and Robert C. Naylor and the related Waiver of Payment, dated as of May

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11, 2004 and the Third Amendment to Incentive Agreement between the Company and
Norbert E. Woodhams, Sr. and the related Waiver of Payment, dated as of May 11, 2004.

         2.4   "CODE" means the Internal Revenue Code of 1986, as amended.

         2.5 "COMMITTEE" means the persons who have been designated by the Board of Directors of the Company to administer the Plan. If no persons have been designated by the Board of Directors of the Company to administer the Plan, the full Board of Directors of the Company shall constitute the Committee for purposes of this Plan.

         2.6 "COMPANY" means Pierre Foods, Inc., a North Carolina corporation, or its successors or assigns under the Plan.

         2.7 "DEFERRED STOCK BONUS" means the amount of shares of Preferred Stock (as determined from a Participant's Amendment and Waiver or otherwise) which are allocated to a Participant's Account in accordance with Article III.

         2.8   "EFFECTIVE DATE" means June 30, 2004.

         2.9 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         2.10  "HOLDING" means Pierre Holding Corp., a Delaware corporation.

         2.11 "PARTICIPANT" means any eligible employee of the Company or its Affiliates or any other Person who is participating under the Plan pursuant to
Article III.

         2.12 "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         2.13 "PLAN" means this "Pierre Foods, Inc. Deferred Compensation Plan," as amended from time to time.

         2.14 "PREFERRED STOCK" means shares of Class A Preferred Stock, par value $0.01 per share, of Holding.

                                   ARTICLE III
                               PLAN PARTICIPATION

         3.1 ELIGIBILITY AND PARTICIPATION. Each Person who executed an Amendment and Waiver and such other Persons as the Committee may allow (each, a "PARTICIPANT") shall be entitled to participate in this Plan. The Participants and the amount of each Participant's Deferred Stock Bonus shall be listed on EXHIBIT A attached hereto.

         3.2 DEFERRED STOCK BONUS ACCOUNT. The Committee shall establish and maintain an Account with respect to each Participant who has received a Deferred Stock Bonus. The Participant's Account shall be a bookkeeping account maintained by the Company and shall

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reflect the amount of the Deferred Stock Bonus that has been allocated to each
Participant. The amount of any deemed earnings, gains and losses in each Participant's Account shall be credited or charged to his Account in accordance with Article IV.

                                   ARTICLE IV
                              EARNINGS ON ACCOUNTS

         4.1 DEFERRED STOCK BONUS RECEIPTS. Each Account shall be deemed to receive all interest, dividends, earnings and other property which would have been received with respect to the Preferred Stock deemed to be held in such Account if such Account were actually invested in such Preferred Stock. Cash deemed received with respect to the Preferred Stock shall be credited to the Account as of the date it would have been available for reinvestment if the Account were actually invested in the Preferred Stock. No actual investment in Preferred Stock is required and such investment shall be solely for the Company's own account, and the Participant shall have no right, title or interest therein. Accordingly, each Participant is solely an unsecured creditor of the Company with respect to any amount distributable to him under the Plan.

                                    ARTICLE V
                             ESTABLISHMENT OF TRUST

         5.1 ESTABLISHMENT OF TRUST. The Company may, in its sole discretion, establish a grantor trust (as described in Section 671 of the Code) for the purpose of accumulating assets to provide for the obligations hereunder. The assets and income of such trust shall be subject to the claims of the general creditors of the Company. The establishment of such a trust shall not affect the Company's liability to pay benefits hereunder, except that any such liability shall be offset by any payments actually made to a Participant under such a trust. In the event such a trust is established, the amount to be contributed thereto shall be determined by the Company and the investment of such assets shall be made in accordance with the trust document.

         5.2 STATUS OF TRUST. Participants shall have no direct or secured claim in any asset of the trust or in specific assets of the Company and will have the status of general unsecured creditors of the Company for any amounts due under this Plan. The assets and income of the trust will be subject to the claims of the Company's creditors as provided in the trust document.

                                   ARTICLE VI
                            DISTRIBUTION OF ACCOUNTS

         6.1 VESTING. A Participant's Account shall be 100% vested and nonforfeitable and shall be distributable to the Participant or, in the event of the Participant's death, to his beneficiary, as provided in Section 6.2 below, subject however to the provisions of this Plan (including those provisions limiting a Participant's rights to those of an unsecured creditor of the Company); PROVIDED that a Participant and the Company may agree upon some other basis upon which such Participant will vest in such Participant's Account.

         6.2 TIMING OF DISTRIBUTIONS. Each Participant's Account shall be distributable as soon as administratively practicable following the earliest of:

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                (i)   the liquidation and dissolution of the Company or Holding
or the redemption (whether in cash or in kind) of a material portion of the outstanding Preferred Stock, but in the event of a redemption of less than all of the outstanding Preferred Stock, each Participant's account shall be distributable only in the same proportion as the proportion of redeemed Preferred Stock bears to the total Preferred Stock outstanding;

                (ii)  at the time provided in Section 6.4;

                (iii) such Participant's termination of employment because of death or disability; provided that, in the event that the Company has established a grantor trust under Section 5.1, the assets of which consist entirely or in part of securities issued by the Company (or an Affiliate of the Company), payment under this subsection (iv) will not be made unless and until such time as the Company (or such Affiliate) redeems a sufficient amount of such securities from the grantor trust so that the redemption proceeds are equal to the Participant's Account, as long as the purpose of such redemption is to provide cash proceeds to make such distribution to such Participant. If the Company (or such Affiliate) redeems some securities from the grantor trust pursuant to this subsection (iv), but not a sufficient number to enable the trustee to distribute to the Participant his entire Account, and the purpose of such redemption is to provide cash proceeds to make such distribution to such Participant, then the Company will direct the trustee to make a payment equal to such redemption proceeds, and payment of the balance of the Participant's Account will be deferred until otherwise provided hereunder or until the Company (or such Affiliate) redeems an additional amount of such securities from the grantor trust for the purpose of providing cash proceeds to make such distribution to such Participant. For purposes of this subsection (iv), disability shall mean "Disability" as defined in any employment agreement in effect between the applicable Participant and the Company or any Affiliate, or if such Participant is not a party to an employment agreement in which Disability is defined then, disability shall mean Participant's inability to perform the essential duties, responsibilities and functions of his position with the Company or any Affiliate as a result of any mental or physical disability or incapacity even with reasonable accommodations of such disability or incapacity provided by the Company or if providing such accommodations would be unreasonable, all as determined by the Board of Directors in its reasonable good faith judgment. Each Participant shall cooperate in all respects with the Company if a question arises as to whether he has become disabled (including, without limitation, submitting to an examination by a medical doctor or other health care specialists selected by the Company and authorizing such medical doctor or such other health care specialist to discuss Participant's condition with the Company);

                (iv) in the event that the Company has established a grantor trust under Section 5.1, the assets of which consist entirely or in part of securities issued by the Company (or an Affiliate of the Company), and if any of such securities are redeemed by the Company (or such Affiliate) and the purpose of such redemption is not to provide cash proceeds to make a distribution to any particular Participant (whether pursuant to subsection (iv) or otherwise), a pro rata portion of such redemption proceeds, up to the amount of his Account, will be paid to each Participant, with his share being the proportion that his Account hereunder bears to the aggregate Account of all Participants; or

                (v)   June 30, 2016.

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Notwithstanding the above, as provided in Section 6.4, the Committee in its discretion (which the Committee will not be obligated to exercise in any instance or instances) may accelerate the distribution of the Account of any Participant who has terminated employment to such date as the Committee determines, and such distribution will be made on or as soon as administratively practicable following such date.

         6.3 FORM OF DISTRIBUTION OF ACCOUNTS. Each Participant's Account will be distributed to him in cash or in kind (as requested by the Participant, provided that the Committee reserves the right to determine the form of distribution in its sole discretion) in a lump sum payment. The lump sum distribution will be made on the date provided in Section 6.2.

         6.4 INVOLUNTARY DISTRIBUTIONS. Notwithstanding the foregoing provisions of this Article VI, the Committee may on its own initiative authorize and direct the Company to distribute to any Participant (or to a designated beneficiary in the event of the Participant's death) all or any portion of the Participant's Account. Such payment would be specifically authorized and directed in the event that there is a change in tax law, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction involving a Participant or a beneficiary, or a closing agreement made under Section 7121 of the Code that is approved by the Internal Revenue Service and involves a Participant, and the Committee determines that a Participant has or will recognize income for federal income tax purposes with respect to amounts deferred under this Plan prior to the time such amounts otherwise would be paid to the Participant.

         6.5 DESIGNATION OF BENEFICIARIES. Each Participant may name any Person (who may be named concurrently, contingently or successively) to whom the Participant's Account under the Plan is to be paid if the Participant dies before such Account is fully distributed. Each such beneficiary designation will revoke all prior designations by the Participant, shall not require the consent of any previously named beneficiary, shall be in a form prescribed by or otherwise acceptable to the Committee and will be effective only when filed with the Committee during the Participant's lifetime. If a Participant fails to designate a beneficiary before his death, as provided above, or if the beneficiary designated by a Participant dies before the date of the Participant's death or before complete payment of the Participant's Account, the Committee, in its discretion, may pay the Participant's Account to either (i) one or more of the Participant's relatives by blood, adoption or marriage and in such proportions as the Committee determines, or (ii) the legal representative or representatives of the estate of the last to die of the Participant and his designated beneficiary.

                                   ARTICLE VII
                            AMENDMENT AND TERMINATION

         7.1 AMENDMENT. The Company, in its discretion, shall have the right to amend the Plan from time to time, except that no such amendment shall, without the consent of the Participant to whom a Deferred Stock Bonus or other deferred compensation has been credited to any Account under this Plan, adversely affect the right of the Participant (or his beneficiary) to receive payments of such deferred compensation under the terms of this Plan.

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         7.2   PLAN TERMINATION. The Company may, in its discretion, terminate the Plan at any time. However, no termination of this Plan shall alter the right of a Participant (or his beneficiary) to payments of deferred compensation previously credited to such Participant's Accounts under the Plan. Notwithstanding the preceding sentence or Section 7.1, in connection with the Plan's termination (or in any amendment adopted in connection with such termination), as provided in Section 6.4, the Company may provide that each Participant's Account under the Plan will be distributed as soon as may be practicable to the Participant (or, if applicable, beneficiary).

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 NON-ALIENATION OF BENEFITS. A Participant's rights to the amounts credited to his Accounts under the Plan shall not be grantable, transferable, pledgeable or otherwise assignable, in whole or in part, by the voluntary or involuntary acts of any person, or by operation of law, and shall not be liable or taken for any obligation of such person; PROVIDED that a Participant may transfer to the Company such Participant's rights to the amounts credited to his Accounts under the Plan. Any such attempted grant, transfer, pledge or assignment contrary to the provisions of the prior sentence shall be null and void and without any legal effect.

         8.2 WITHHOLDING FOR TAXES. Notwithstanding anything contained in this Plan to the contrary, the Company (or any of its Affiliates) or the trustee appointed under Article V, as appropriate, shall withhold from any distribution made under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding provisions of the Code or any state income tax act for purposes of paying any income, estate, inheritance or other tax attributable to any amounts distributable or creditable under the Plan, or otherwise require the Participant to contribute such amount in cash in the case of an in-kind distribution.

         8.3 IMMUNITY OF COMMITTEE MEMBERS. The members of the Committee may rely upon any information, report or opinion supplied to them by any officer of the Company or any legal counsel, independent public accountant or actuary, and shall be fully protected in relying in good faith upon any such information, report or opinion. No member of the Committee shall have any liability to the Company or any Participant, former Participant, designated beneficiary, person claiming under or through any Participant or designated beneficiary or other person interested or concerned in connection with any decision made by such member of the Committee pursuant to the Plan which was based upon any such information, report or opinion if such member of the Committee relied thereon in good faith, or for any other action or omission of the Committee member made in good faith in connection with the operation of this Plan.

         8.4 PLAN NOT TO AFFECT EMPLOYMENT RELATIONSHIP. Neither the adoption of the Plan nor its operation shall in any way affect the right and power of the Company or its Affiliates to dismiss or otherwise terminate the employment or change the terms of the employment or amount of compensation of any Participant at any time for any reason or without cause. By accepting any payment under this Plan, each Participant, former Participant, designated beneficiary and each Person claiming under or through such Person, shall be conclusively bound by any action or decision taken or made under the Plan by the Committee.

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         8.5   ASSUMPTION OF COMPANY LIABILITY. The obligations of the Company under the Plan may be assumed by any Affiliate of the Company, in which case such Affiliate shall be obligated to satisfy all of the Company's obligations under the Plan, and the Company shall be released from any continuing obligation under the Plan, provided however that the Company shall not be released from any continuing obligation under the Plan to Participants with Accounts under the Plan as of the date of such assignment. At the Company's request, a Participant or designated beneficiary shall sign such documents as the Company may require in order to effectuate the purposes of this Section.

         8.6 SUBORDINATION OF RIGHTS. At the Committee's request, each Participant or designated beneficiary shall sign such documents as the Committee may require in order to subordinate such Participant's or designated beneficiary's rights under the Plan to the rights of such other creditors of the Company as may be specified by the Committee.

         8.7 NOTICES. Any notice required to be given by the Company or the Committee hereunder shall be in writing and shall be delivered in person or by registered or certified mail, return receipt requested. Any notice given by registered mail shall be deemed to have been given upon the date of registration or certification by the Post Office, correctly addressed to the last known address (as appearing in the records of the Committee or the Company) of the person to whom such notice is to be given.

         8.8 GENDER AND NUMBER; HEADINGS. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply; and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of sections and subsections of the Plan are inserted for convenience of reference and are not part of the Plan and are not to be considered in the construction thereof.

         8.9 CONTROLLING LAW. The Plan shall be construed in accordance with the laws of the State of Delaware, to the extent not preempted by any applicable federal law.

         8.10 SUCCESSORS. The Plan is binding on all Persons entitled to benefits hereunder and their respective heirs and legal representatives, on the Committee and its successor and on the Company and its Affiliates and their successors, whether by way of merger, consolidation, purchase or otherwise.

         8.11 SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be enforced as if the invalid provisions had never been set forth therein.

         8.12 ACTION BY COMPANY. Any action required or permitted by the Company under the Plan shall be by resolution of its Board of Directors or by a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.

         8.13 REVIEW OF BENEFIT DETERMINATIONS. If a claim for benefits made by a Participant or his or her beneficiary is denied, the Committee shall within 90 days (or 180 days if special

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circumstances require an extension of time) after the claim is made furnish the person making the claim with a written notice specifying the reasons for the denial. Such notice shall also refer to the pertinent Plan provisions on which the denial is based, describe any additional material or information necessary for properly completing the claim and explain why such material or information is necessary, and explain the Plan's claim review procedures. If requested in writing, the Committee shall afford each claimant whose claim has been denied a full and fair review of the Committee's decision and, within 60 days (120 days if special circumstances require additional time) of the request for reconsideration of the denied claim, the Committee shall notify the claimant in writing of the Committee's final decision.

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                                    EXHIBIT A

              PARTICIPANT                          AMOUNT
              -----------                          ------
Norbert E. Woodhams, Sr.                        $ 2,790,000

Robert C. Naylor                                $ 2,070,000